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                                                                    Exhibit 10.1


                               OPERATING AGREEMENT
                                       OF
                                   FUMUME, LLC


         THIS OPERATING AGREEMENT is entered into this 18th day of May, 2001 and shall become effective on the Effective Date (as defined below), by and among the undersigned (the "Members") identified on SCHEDULE A attached hereto and hereby made a part hereof, initially Lifestyle Ventures, LLC, a Tennessee limited liability company ("Lifestyle"), H&H, Holding Company, LLC, a Delaware limited liability company ("H&H"), Famous Dave's Ribs-U, Inc., a Minnesota corporation ("FDU"), and Jack Belz ("Belz"), and all other Persons who may hereafter become Members (as defined below) with respect to FUMUME, LLC, a Delaware limited liability company (the "Company").

                                  INTRODUCTION

         A. The Members named above have organized the Company as of the Effective Date pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101, et. seq. (the "LLC Act") by filing a Certificate of Formation with the Delaware Secretary of State.

         B. The Members constitute all of the initial members of the Company.

         C. 6 Del. C. Sections 18-101, et. seq. of the LLC Act authorizes a limited liability company agreement.

         D. Each Member desires to enter into a limited liability company agreement, in the form of this Agreement, with respect to the Company.

         NOW, THEREFORE, in consideration of the foregoing facts which are incorporated herein by reference, the mutual promises of the Members, and the mutual benefits to be gained by the performance hereof, the Members hereby agree as follows:

                                    AGREEMENT

                                    ARTICLE 1
                     FORMATION OF LIMITED LIABILITY COMPANY

         1.1 Formation.

                  1.l.1 As of the Effective Date, the initial Members formed the Company as a limited liability company under the provisions of the LLC Act. The Company's business shall be conducted to comply with the LLC Act.

                  1.1.2 A copy of the Certificate is attached hereto as Schedule
         1.1.2 and hereby made a part hereof. The Company's Members shall promptly cause to be executed and so filed any amendments to the Certificate that may be adopted by the Members or required by law.
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                  1.1.3 Except as otherwise provided in this Agreement and the
         Certificate, the rights and liabilities of the Members shall be as provided in the LLC Act. The purposes of the Company are set forth in
         Article 4.

         1.2 Term. The term of the Company shall begin on the Effective Date and continue perpetually unless and until the Company is dissolved upon a Liquidating Event as provided in ARTICLE 15 herein and its Certificate is cancelled pursuant to 6 Del. C. Sections 18-201 and 203 or the corresponding provisions of any succeeding law.

         1.3 Name. The business of the Company shall be conducted under the name of "FUMUME, LLC," or such other name as the Members may hereafter designate.

         1.4 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") are anticipated to take place at the offices of Maslon Edelman Borman & Brand, LLP, on or before 10:00 a.m. on May 31, 2001, or such later date as shall be determined in accordance herein, or such other date as the Members may unanimously agree (the "Closing Date"). The obligation of any Member to effect the Closing of the transactions contemplated by this Agreement is subject to the requirement prior to or at the Closing of all Member Capital Contributions set forth on Schedule A hereto being finalized and signed by all parties thereto and delivered to the Company. If this requirement is not satisfied, this Agreement shall not be effective and no signatory hereto shall have any recourse or liability to any other signatory to this Agreement.

                                    ARTICLE 2
                     PLACE OF BUSINESS AND AGENT FOR PROCESS

         2.1 Place of Business. The principal executive office of the Company shall be located at 7657 Anagram Drive, Eden Prairie, MN 55344. The Members may from time to time change the location of the principal executive office of the Company and, in such event, the Chief Executive Officer shall give notice to the Members within 20 days of the effective date of such change. The Members may, in its discretion, establish additional places of business of the Company.

         2.2 Agent for Process. The name and address of the agent for service of process on the Company shall be Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

                                    ARTICLE 3
                               GENERAL DEFINITIONS

         Wherever used in this Agreement, unless another meaning is explicitly indicated by the context, the following terms shall have the meanings set forth below:

         3.1 "Intentionally Omitted'.

         3.2 "Additional Units" has the meaning set forth in Section 5.5.


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         3.3 "Adjusted Capital Contribution" has the meaning set forth in
Section 6.1.7.

         3.4 "Affected Interests" has the meaning set forth in Section 17.1.1.

         3.5 "Affiliate" of a Person means any of the following other Persons:
(a) any Person directly or indirectly controlling, controlled by, or under common control with such Person; (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting interest of such Person; (c) any officer, director, or general partner of such Person; or (d) any Person who is an officer, director, general partner, trustee, or holder of ten percent (10%) or more of the voting interest of any Person described in clauses (a) through
(c) of this sentence. For purposes of this definition, the terms "control," "is controlled by," or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         3.6 "Agreement" or "LLC Agreement" means this Operating Agreement (including all of its Exhibits and Schedules), as amended from time to time. This Operating Agreement shall be deemed a "limited liability company agreement" as defined under 18-l0l(7) of the Delaware Limited Liability Company Act.

         3.7 intentionally omitted.

         3.8 intentionally omitted.

         3.9 "Appraiser" shall have the meaning set forth in Section 17.7.2.

         3.10 intentionally omitted

         3.11 "Bankruptcy" means, with respect to any Person, a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy."

                  3.11.1 "Voluntary Bankruptcy" means, with respect to any Person, the inability of such Person generally to pay such Person's debts as such debts become due or an admission in writing by such Person of such Person's inability to pay such debts generally or a general assignment by such Person for the benefit of creditors; the filing of any petition or answer by such Person seeking to adjudicate it a bankrupt or insolvent or seeking for such Person any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or the debts of such Person under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for such Person or for any substantial part of such Person's property; or corporate action taken by such Person to authorize any of the actions set forth above.

                  3.11.2 "Involuntary Bankruptcy" means, with respect to any Person, without the


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         consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or other similar relief under any present or future bankruptcy, insolvency, or similar statute, law, or regulation; or the filing of any such petition against such Person which petition shall not be dismissed within 90 days; or, without the consent or acquiescence of such Person, the entering of any order appointing a trustee, custodian, receiver, or liquidator of such Person or of all or any substantial part of such Person's property, which order shall not be dismissed within 60 days.

         3.12 "Capital Account" shall have the meaning set forth in Section
6.1.2.

         3.13 "Capital Call" shall have the meaning set forth in Section 6.3.

         3.14 "Capital Contribution" shall have the meaning set forth in Section 6.1.3.

         3.15 "Certificate" shall mean the Certificate of Formation filed on the Company's behalf with the Delaware Secretary of State on April 9, 2001, and attached hereto as SCHEDULE 1.1.2, as it may be amended from time to time by Members holding at least a majority of the Units, pursuant to the LLC Act.

         3.16 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any corresponding provisions of succeeding law.

         3.17 "Company" means FUMUME, LLC, the Delaware limited liability company formed as of the Effective Date pursuant to this Agreement and the Certificate.

         3.18 "Company Property" or "Property" means all of the property, whether real, personal, or mixed, owned by the Company as of the Effective Date and all other real and personal property acquired and held from time to time by the Company and any improvements thereto, and shall include both tangible and intangible property.

         3.19 "Contribution Agreement" means a written agreement executed by the Company and a Person desiring to become a Member after the Effective Date, setting forth the terms of such Person's admission as a Member, including but not limited to the agreed value of the contribution that shall be made by such Person to the Company's capital and the number of Units to be issued by the Company to such Person.

         3.20 "CPA" shall have the meaning set forth in Section 17.7.2.

         3.21 "Depreciation" shall have the meaning set forth in Section 6.1.4.

         3.22 Intentionally omitted

         3.23 "Distribution" means any distribution to the Members of cash or other assets of the Company made from time to time pursuant to this Agreement's provisions.


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         3.24 "Effective Date" means May 31, 2001 (subject to the satisfaction of the requirements of Section 1.4 herein), the effective date of this Agreement.

         3.25 "Estimated Member Tax Liability" means a Member's proportional share of Membership Interest multiplied by 50 percent of the taxable income and gains of the Company as reported on the Company's federal income-tax return for the Fiscal Year.

         3.26 "Financial Rights" means a Member's rights to: (a) a Capital Account; (b) an Interest in Company Profits, Losses, and Distributions; and (c) a Member's limited right (if any) to Transfer such rights according to ARTICLE 13.

         3.27 "Fiscal Year" means (a) each period containing thirteen (13) periods of four (4) weeks, ending on the Sunday nearest to May 31", that begins while this Agreement is in effect; or such other time period as may be mutually agreed upon by the parties, (b) the period of less than thirteen periods beginning on the Effective Date and ending on the day before the first such Fiscal Year commences shall be deemed a Fiscal Year, and (c) any period of less than thirteen (13) periods of four (4) weeks beginning while this Agreement is in effect and ending on the dissolution of the Company under this Agreement; for which the Company is required to close its books and allocate Profits, Losses, and other Company items pursuant to ARTICLE 6

         3.28 "Foreclosure" is defined in Section 17.2.2.

         3.29 "Governance Rights" means all of a Member's rights as a Member, other than the Member's Financial Rights, and specifically includes a Member's Voting Interest.

         3.30 "Gross Asset Value" shall have the meaning set forth in Section 6.1.5.

         3.31 "Insolvency" is defined in Section 17.2.4.

         3.32 "Interest" shall have the same meaning as Membership Interest (defined below).

         3.33 "Involuntary Transfer" shall have the meaning ascribed to it in
Section 17.2.3.

         3.34 "Issuance Items" has the meaning set forth in Section 7.5.2.

         3.35 "LLC Act" means the Delaware Limited Liability Company Act, 6 Del.
C. Sections 18-101, et. seq., as amended from time to time, or any corresponding provisions of succeeding law.

         3.36 "Liquidating Event" shall have the meaning set forth in Section 16.1.

         3.37 "Loss" and "Losses" shall have the meaning set forth in Section
7.1.

         3.38 "Management Agreement" is that agreement described in Section 9.2.5, and attached to this Agreement as EXHIBIT A.


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         3.39 "Member" or "Members" means the Persons initially signing this
Agreement as Members of the Company under the LLC Act, in their capacity as Members, and each other Person who shall hereafter be admitted to the Company as a Member.

         3.40 "Membership Interest" or "Interest" means the entire interest of a Member in the Company and the appurtenant rights, powers, and privileges (as defined in Section 5.3) of such Member with respect to the Company.

         3.41 "Minimum Gain Chargeback" is defined in Section 7.5.3.

         3.42 "Net Cash From Operations" means the gross cash proceeds from Company operations, less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as determined by the Members. "Net Cash From Operations" shall not be reduced by depreciation, amortization, cost-recovery deductions, or similar allowances, but shall be increased by any reduction of reserves previously established pursuant to the preceding sentence.

         3.43 "Net Cash From Sales or Refinancing" means the net cash proceeds from: (a) all sales and other dispositions of Company Property, other than (i) a sale of all or substantially all of the Company Property or (ii) sales and other dispositions in the ordinary course of business; and (b) all refinancing of Company Property; less any portion of either used to establish reserves, all as determined by the Members.

         3.44 "Officers" means the Chief Executive Officer and the Chief Financial Officer designated as such by election or appointment of the Members pursuant to Section 11.1, and any other Person designated as an Officer pursuant to the LLC Act. The term "Officer" used in this Agreement and in the other organizational documents relating to the Company has replaced the term "manager" as used in the LLC Act, and shall have the same meaning and legal significance as the term "manager" under the LLC Act except that the authority of the Officers shall be subject to the management of the Members.

         3.45 "Original Capital Contribution" has the meaning set forth in
Section 6.1.6.

         3.46 "Other Liquidating Events" are those events described in Section 17.2.5.

         3.47 "Partnership Minimum Gain" is defined in Section 7.5.3.

         3.48 "Permitted Transfers" are those transfers of Units of Membership Interest that are described in Section 14.2.

         3.49 "Person" means any individual, partnership, limited liability company, corporation, trust, or other entity.

         3.50 "Profits" shall have the meaning set forth in Section 7.1.

         3.51 "Property Manager" shall have the meaning set forth in Section 9.2.5.


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         3.52 "Regulations" means the Income Tax Regulations, including
Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time, including corresponding provisions of succeeding regulations.

         3.53 "Regulatory Allocations" are those tax allocations described in
Section 7.6.

         3.54 "Remaining Members" are those Members described in Section
17.10.1.

         3.55 "Tax Matters Partner" and "TMP" are defined in Section 9.6.

         3.56 "Transfer" means, as a noun, any voluntary or involuntary transfer (by operation of law, Bankruptcy, court order or otherwise), sale, exchange, assignment, pledge, or other encumbrance, foreclosure of a security interest upon, or other disposition of an item; or, as a verb, to voluntarily or involuntarily cause a Transfer of an item. "Transferred" means, as a past participle or participial adjective, that an item has been the subject of a Transfer.

         3.57 "Transferring Holder" shall have the meaning set forth in Section 17.1.2.

         3.58 "Unit" or "Membership Unit" means a quantitative measurement of a Membership Interest. Except as may be otherwise specifically provided herein, each Unit of the Company shall have equal rights and preferences, without regard to class; and the number of Units to which the Member is entitled shall not be affected by either (a) any issuance of new Units to new or existing Members, or
(b) any change in the Capital Account of the Member (other than the effect of an Additional Capital Contribution made by the Member in exchange for new Units). The number of Units allocated to each of the Members is set forth in the Schedule of Members and Units attached hereto as SCHEDULE A, as amended from time to time. A Member's relative voting power as a Member shall be based on the number of Units to which the Member is entitled.

         3.59 Intentionally Omitted.

         3.60 "Voluntary Transfer" is defined in Section 17.2.1.

         3.61 "Voting Interest" means a Member's relative voting power as a Member, the qualitative aspect of which is determined by the number of Units held by a Member as a fraction of the Company's total outstanding Units in the hands of all Members.

                                    ARTICLE 4
                                     PURPOSE

         The purpose of the Company shall be to engage in the business of acquiring, owning, and operating food and entertainment clubs with a live entertainment format, and otherwise managing the Company Property in furtherance thereof in full accordance with the Franchise Agreement and Amendment thereto between the Company's subsidiaries FUMUME II, LLC and FUMUME III, LLC and HCK Licensing, LLC copies of which are attached hereto as EXHIBIT B. In furtherance of the Company's purpose, the Company may: (i) finance, acquire, manage, and hold investment property, real or personal, in fee or by lease, to the extent the Members


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determine that such investments are in the best interests of the Company, and may exercise any rights therein as may be necessary or appropriate for such purposes; (ii) borrow funds and mortgage or otherwise encumber any or all of the Company Property to secure such borrowing to the extent the Members determine that such borrowing or encumbrances are in the best interests of the Company; and (iii) sell or otherwise dispose of all or a portion of the Company's rights or ownership interests in Company Property to the extent the Members determines that such dispositions are in the best interests of the Company, subject to approval of the Members as set forth herein.

                             MEMBERS AND NEW MEMBERS

         5.1 Members. The names and addresses of the Members and the Original Capital Contribution (as defined in Section 6.1.6) and number of Units of each of the Members are set forth on SCHEDULE A attached hereto. Upon admission of a new Member or a change in the Membership Interests of the Members, the Members shall direct the Chief Executive Officer to prepare an amended SCHEDULE A to be dated and substituted for the preceding schedule, all without requiring the preexisting Members to execute a new or restated LLC Agreement or an amendment to the LLC Agreement then in effect; any such admission of new Members shall conform to the requirements of Section 5.4.

                  5.1.1 Each Member hereby represents and warrants that neither it nor any of its officers, members, directors, managers, and partners:

                           5.1.1.l has been convicted, within the past five years of a felony or misdemeanor in connection with the offer, sale, or purchase of a security or franchise, or a felony involving fraud or deceit, including but not limited to forgery, embezzlement, obtaining money under false pretenses, larceny, or conspiracy to defraud;

                           5.1.1.2 is subject to an effective administrative order or judgment entered by a state or federal securities or commodities administration within ten years that is based on fraud, deceit, an untrue statement of a material fact, or an omission to state a material fact;

                           5.1.1.3 is subject to an order, judgment, or decree of a court which temporarily, preliminarily, or permanently restrains or enjoins it from engaging in or continuing any conduct or practice in connection with the offer, sale, or purchase of a security, or the making of a false filing with a state or federal securities administration;

                           5.1.1.4 has directly or indirectly made any bribes or kickbacks to government officials (either domestic and foreign) or their relatives, or any other payments to such persons, whether or not legal, to obtain or retain business or to receive favorable treatment with regard to business, nor directly or indirectly made any bribes or kickbacks to persons other than government officials, or to


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                                    relatives of such persons, or any other
                                    payments to such persons or their relatives whether or not legal, to obtain or retain business or receive favorable treatment with regard to business;

                           5.1.1.5  is in violation of the Certificate.

                  5.1.2 No Member shall be admitted, and their Membership Interests shall be subject to automatic repurchase by the Company if they have been admitted as a Member, if they are in violation of Section 5.1.1 and such Member shall be considered a "Disqualified Holder" under the Certificate and their Membership Interests shall be subject to redemption by the Company pursuant to Article 4(B) of the Certificate.

         5.2 Additional Units. The Members may only issue additional Units to Members in accordance with this Agreement and the Certificate. The Chief Executive Officer may amend and/or restate Schedule A as a result of such additional Units and may execute such amended or restated Schedule A for and on behalf of all Members as if such Members had signed such amended or restated Agreement. Nothing in this Section 5.2 shall be construed to limit the effect of
Section 5.5, ARTICLE 13 and ARTICLE 16 with respect to the assignment, issuance, or other transfer of Membership Interests by Members or the Company.

         5.3 Terms of Original Units of Membership Interest.

                  5.3.1 The original Membership Interests reflected in Schedule A consist of Units of one class, without series, and shall have the rights provided by this Agreement, subject to any statements and limitations in the Certificate or this Agreement.

                  5.3.2 Members shall be entitled to vote on all matters in proportion to their Membership Interests (i.e., the number of Units they hold relative to the number of Units held by other Members), except as may be provided otherwise in this Agreement or pursuant to the following paragraph.

                  5.3.3 A Member's Financial Rights are as specified in this Agreement and, except as otherwise provided, shall be based upon the Member's Membership Interest outstanding from time to time.

         5.4 Additional Members.

                  5.4.1 Additional Units may only be granted by the Company to new or existing Members upon the unanimous agreement of the Members; provided, however, that nothing in this Section shall prevent a Member from transferring its respective Membership Interests in accordance with this Agreement.

                  5.4.2 Upon approval of the Members, the Chief Executive Officer may enter into Contribution Agreements with prospective Members providing for one or more classes of Units which may have either Voting Rights that are limited (as compared with the original Units) or Financial Rights that are limited or preferred (as compared with the


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         original Units), or any combination of such rights. If any such new class of Units is issued, this Agreement shall be amended to state the rights of such Units.

                  5.4.3 Each additional Member admitted to the Company, or its duly authorized attorney-in-fact, shall execute this Agreement and, if making a Capital Contribution, shall execute and perform a Contribution Agreement delivered to and accepted on behalf of the Company by the Officers.

                  5.4.4 Any Person admitted to the Company as a Member shall be subject to and bound by all the provisions of this Agreement and any amendments thereto or restatements thereof approved as provided herein as if originally a party to this Agreement, including specifically the requirements of ARTICLE 5 relating to Capital Contributions, and
         ARTICLE 13 relating to restrictions on transfers.

         5.5 Preemptive Rights. If the Company decides to issue or sell any additional Units or any options or warrants for, or securities convertible into Units, or any other rights to subscribe for or to purchase Units (all such Units, options, warrants, securities convertible into Units and other rights being sometimes hereinafter collectively referred to as "Additional Units"), the Company shall first offer such Additional Units to each of the Members, pro rata to its existing Units, upon identical terms and conditions. Such offer shall be made by written notice given to each of the Members specifying therein the amount of the Additional Units being offered, the purchase price and other terms of such offer. Each Member shall have a period of 30 days from and after the receipt of such notice within which to accept such offer and 60 days to pay for any such additional Units purchased thereunder. If any Member elects to accept such offer in whole or in part, it shall so accept by written notice to the Company given within such 30-day period.

         5.6 Member Restrictions. The Members agree to comply with all restrictions and obligations imposed by the Certificate, including but not limited to the forfeiture of Membership Interests and investigation of governmental authorities relating to liquor licensing.

                                    ARTICLE 6
                                MEMBERS' CAPITAL

         6.1 Definitions Relating to Capital.

                  6.1.1 Intentionally Omitted.

                  6.1.2 "Capital Account" means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

                           6.1.2.1 to each Member's Capital Account there shall
                  be credited such Member's Capital Contributions, such Member's distributive share of Profits, and any items in the nature of income or gain which are specially allocated pursuant to
                  Section 7.5 or Section 7.6, and the amount of any Company liabilities assumed by


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                  such Member or which are secured by any Company Property
                  distributed to such Member;

                           6.1.2.2 to each Member's Capital Account there shall
                  be debited the amount of cash and the Gross Asset Value of any Company Property distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Losses, and any items in the nature of deductions or expenses that are specially allocated pursuant to Section 7.5 or Section 7.6, and the amount of any liabilities of such Member that are assumed by the Company or secured by any property contributed by such Member to the Company;

                           6.1.2.3 in the event all or any portion of an
                  Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the transferor's Capital Account to the extent it relates to the Transferred Interest; and

                           6.1.2.4 in determining the amount of any liability
                  for purposes of Sections 6.1.2.1, 6.1.2.2, and 6.1.6, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

                  The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Members shall determine that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto (including without limitation debits or credits relating to liabilities that either are secured by contributed or distributed property, or are assumed by the Company or any Member) are computed in order to comply with such Regulations, the Members may make such modification; provided, however, that it is not likely to have a material effect on the amounts distributable to any Member pursuant to ARTICLE 15 upon the dissolution of the Company. The Members also shall: (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g); and (ii) make any appropriate modifications if and when unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

                  6.1.3 "Capital Contribution" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company with respect to the Interest held by such Member, and includes an Original Capital Contribution under Section 6.2. The principal amount of a promissory note that is not readily traded on an established securities market and is contributed to the Company by the maker of the note (or a Member related to the maker of the note within the meaning of Regulations
         Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1
         (b)(2)(iv)(d)(2).


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                  6.1.4 "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost-recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income-tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income-tax depreciation, amortization, or other cost-recovery deduction for such Fiscal Year, bears to such beginning adjusted tax basis; provided, however; that if the adjusted basis for federal income-tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Members.

                  6.1.5 "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income-tax purposes, except as follows:

                           6.1.5.1 the initial Gross Asset Value of any asset
                  contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Members;

                           6.1.5.2 the Gross Asset Values of all items of
                  Company Property shall be adjusted to equal their respective gross fair market values, as determined by the Members, as of one of the following times: (A) the acquisition of an additional Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the Distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an Interest; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1 (b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (A) and (B) above shall be made only if the Members reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interest of the Members in the Company;

                           6.1.5.3 the Gross Asset Value of any item of Company
                  Property (other than cash) distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of Distribution as determined by the distributee and the Members; and

                           6.1.5.4 the Gross Asset Values of Company Property
                  shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and Sections 7.1.2 and 7.3.1; provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section to the extent the Members determine that an adjustment pursuant to Section 6.1.5.2 is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph.

                           If the Gross Asset Value of an asset has been
                  determined or adjusted pursuant to Section 6.1.5.1, Section
                  6.1.5.2 or this Section, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                  6.1.6 "Original Capital Contribution" means, with respect to each Member, the Capital Contribution made by such Member pursuant to
         Section 6.2, reduced by the amount of any liabilities of such Member that are (i) assumed by the Company in connection with such Capital Contribution or (ii) secured by any property contributed by such Member to the Company as a part of such Capital Contribution.

                  6.1.7 "Adjusted Capital Contribution" means, with respect to a Member, the total contribution (in cash or other property) required of such Member pursuant to Sections 6.2.1, 6.2, and 6.3 and actually or deemed (pursuant to a revaluation under Section 704(b) of the Code) contributed by such Member, reduced by any Distribution to such Member pursuant to Section 8.2.2.

         6.2 Capital and Interests of Members.

                  6.2.1 The capital of the Company shall be contributed by the Members and accepted by the Members at the respective values set forth on SCHEDULE A attached hereto. Upon executing this Agreement, each Member shall contribute to the Company's capital the amount specified following its name on SCHEDULE A as its Original Capital Contribution, and shall be credited with the number of Units and Voting Interest set forth therein.

                  6.2.2 The Original Capital Contribution and Units of each of the Members shall be set forth in SCHEDULE A attached hereto, as amended from time to time.

                  6.2.3 Each Member shall contribute from time to time such money and property as such Member shall be required to contribute pursuant to any Contribution Agreement or other written agreement between the Member and the Company, or pursuant to Section 6.3.


         6.3 Additional Capital Contributions.

                  6.3.1     Intentionally omitted

                  6.3.2 FDU (or Famous Dave's of America, Inc. on behalf of FDU pursuant to the Guarantee attached hereto as Exhibit D) shall contribute additional capital to the Company in such amounts equal to the Deficit (as that term is defined in the Management Agreement made and entered into by and between the Company and FDU), as needed to the extent such Deficit results in a cash flow shortage, but only for so long as the Management Agreement or FDU Loss Obligation is not terminated pursuant to Section 4 of the Management Agreement or Section
         6.3 herein (each additional FDU obligation incurred hereunder to be a "FDU Loss Obligation"). For all contributions made under a FDU Loss Obligation, FDU shall contribute an amount equal to the loss obligation of

         FDU calculated pursuant Section 7.3 herein unless the Members consent to a different arrangement. A FDU Loss Obligation shall not be carried forward to future Fiscal Years and shall be determined and paid on a year by year basis. Upon the occurrence of a FDU Loss Obligation, the Chief Executive Officer shall give written notice to FDU. FDU shall have 30 days from the receipt of such written notice (such receipt as determined under ARTICLE 17) to contribute the FDU Loss Obligation to the Company.

                   6.3.3 Termination of FDU Loss Obligation. If there is a cumulative Deficit in the Chicago Club (as defined in the Management Agreement) at anytime after a period of two (2) continuous Annual Periods (as defined in the Management Agreement) for the Chicago Club, Company or FDU may terminate the FDU management obligations and rights for the Chicago Club and the FDU Loss Obligation hereunder resulting from the Chicago Club, upon thirty (30) days prior written notice to the other party. If there is a cumulative Deficit, excluding Management Fees (as defined in the Management Agreement), at any time in the Memphis Club (as defined in the Management Agreement) after a period of five (5) continuous Annual Periods for the Memphis Club or a cumulative Deficit, excluding Management Fees, at any time in the Memphis Club which exceeds two million dollars ($2,000,000), Company or FDU may terminate the FDU management obligations and rights for the Memphis Club and the FDU Loss Obligation hereunder resulting from the Deficit in the Memphis Club, upon thirty (30) days prior written notice to the other party.

                   6.3.4 Other FDU Contributions. FDU shall also pay to the Company additional capital contributions needed for the initial construction of the Memphis Club, only to the extent such building and maintenance of the Memphis Club exceeds the two million eight hundred thousand dollars ($2,800,000) (the "Budget") to be provided by the Company for construction of the Memphis Club; provided, however, that
          (i) the Memphis Club shall be constructed in accordance with the Memphis Lease and building plans developed by the Company and FDU ("Plans"), and (ii) FDU and Company shall work together in good faith to keep the Plans within the Budget; and (iii) FDU shall manage the planning and construction of the Memphis Club.

                  6.3.5 Additional Units of Membership Interests may be granted only as permitted by 0. If additional Units of Membership Interest are granted, SCHEDULE A shall be appropriately amended without the need for any amendment to this Agreement.

                  6.3.6 Except as expressly provided herein, or in a Contribution Agreement signed by a Member, no Member shall be required to make any additional capital contributions.

         6.4 Other Capital Matters.

                  6.4.1 No Return of Capital Contributions. Except as otherwise provided in this Agreement, no Member shall demand or receive a return of the Member's Capital Contributions or withdraw them from the Company. Under any circumstance allowing or requiring a return of any Capital Contributions, no Member shall have the right to receive Company Property other than cash except as may be specifically provided herein.

                  6.4.2 No Interest, Salary, or Draw. No Member shall receive any interest, salary, or drawing with respect to the Member's Capital Contributions or the Member's Capital Account.

                  6.4.3 Limited Liability. The Members shall not be liable for the debts, liabilities, contracts, or any other Company obligations, except as provided by mandatory law, except an FDU Loss Obligation. Except as otherwise provided by any other agreements among the Members or mandatory provisions of applicable state law, a Member shall be liable only to make the Member's Capital Contributions and shall not be required to lend any funds to the Company or, after the Member's Original Capital Contribution has been made, to make any additional capital contributions to the Company, except for the contributions required from FDU for any FDU Loss Obligation.

         6.5 Default by Member. If a Member fails to make any payment or installment of any Capital Contribution, including without limitation a FDU Loss Obligation, other obligation hereunder, or under a Contribution Agreement when any such payment or installment is due, the Members may enforce such obligation in such manner as may be permitted by law. Without limiting the generality of the foregoing, the Members may, in their discretion:

                  6.5.1 bring an action at law or in equity to enforce such obligation;

                  6.5.2 assess interest on the unpaid amount at the highest interest rate then being charged to the Company by any lender, subject only to the maximum rate permitted by law; and

                  6.5.3 if the unpaid obligation is a required Capital Contribution, require the defaulting Member to unconditionally and irrevocably assign to one or more of the remaining Members (determined in accordance with Section 6.5.3.1) that portion of such Member's Units which bears the same ratio to all of such defaulting Member's Units as the remaining amount of unpaid contributions, whether due or not yet due, of such defaulting Member bears to the total amount of contributions, paid and unpaid, required to be made by such defaulting Member; provided, however, that such default shall not theretofore have been cured.

                           6.5.3.1 If the Members require assignment of all or a
                  portion of a defaulting Member's Units pursuant to Section
                  6.5.3 above, each remaining Member shall have the right to acquire such Units, determined as aforesaid, in the proportion that such Member's Units bears to the aggregate Units of the remaining Members who desire to participate in such purchase, by paying the Company a cash amount equal to such proportion of the unpaid Capital Contributions, at a price set pursuant to Section 17.7.

         6.6 Intentionally omitted.

         6.7 Transferee Succeeds to Transferor's Capital Account. If any Member transfers all or a part of such Member's Financial Rights in the Company, whether or not such transfer is permitted under ARTICLE 13, any transferee from the Member shall succeed to the Capital Account (including any remaining Capital Contributions) of the transferor Member to the extent of the Units Transferred, in accordance with Regulations Section 1.704-1(b)(2)(iv)(1).

         6.8 Intentionally omitted.

                                    ARTICLE 7
                                   ALLOCATIONS

         7.1 Definitions of Profits and Losses.

                  7.1.1 "Profits" and "Losses," respectively, shall mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss (as the case may be) for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss) with the following adjustments:

                           7.1.1.1 any income of the Company that is exempt from
                  federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section shall be added to such taxable income or loss;

                           7.1.1.2 any nondeductible expenditures of the Company
                  described in Code Section 705(a)(2)(B) or treated as Code
                  Section 705(a)(2)(B) expenditures pursuant to Regulations
                  Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section, shall be subtracted from such taxable income or loss;

                           7.1.1.3 in the event the Gross Asset Value of any
                  Company Property is adjusted pursuant to Section 6.1.5, the amount of such adjustment shall be taken into account as a gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                           7.1.1.4 gain or loss resulting from any disposition
                  of Company Property with respect to which gain or loss is recognized for federal income-tax purposes shall be computed by reference to the Gross Asset Value of the Company Property disposed of, notwithstanding that the adjusted tax basis of such Company Property differs from its Gross Asset Value;

                           7.1.1.5 in lieu of the depreciation, amortization,
                  and other cost-recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with Section 6.1.4; and

                           7.1.1.6 to the extent an adjustment to the adjusted
                  tax basis of any Company Property pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1 (b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Member's Units, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses.

                   7.1.2 Notwithstanding any other provisions of this Section, any items that are specially allocated pursuant to Section 7.5,
          Section 7.6, or Section 7.8 shall not be taken into account in computing Profits or Losses.

                   7.1.3 The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 7.5, Section 7.6, or Section 7.8 shall be determined by applying rules analogous to those set forth in subsections through above.

         7.2 Allocation of Profits. After giving effect to the special allocations set forth in Sections 7.5 and 7.6, the Profits of the Company for each Fiscal Year for book purposes, whether taxable or nontaxable, shall be allocated to the Members and their Capital Accounts shall be increased in accordance with Section 6.1.2, as follows:

                  7.2.1 First, to FDU in an amount equal to the excess, if any of (i) the cumulative Losses allocated to FDU pursuant to Section 7.3.1 hereof for current Fiscal Year, over (ii) the cumulative Profits allocated to FDU pursuant to this Section 7.2.1 for the current Fiscal Year; and

                  7.2.2 next, if losses have been allocated, pursuant to Section
         7.3.2 for any prior year, to the Members in an aggregate amount equal to the cumulative losses allocated according to Section 7.3.3 for all prior periods not previously offset by allocations under this Section, or by a Minimum Gain Chargeback under Section 75.3, ratably in proportion to the Members' respective shares of such losses; and

                  7.2.3 thereafter, to the Members, ratably in proportion to their respective number of Units.

         7.3 Allocation of Losses. After giving effect to the special allocations set forth in Section 7.5, the losses, deductions, and credits of the Company for each Fiscal Year for book purposes, whether taxable or nontaxable, shall be allocated to the Members as follows and the Capital Accounts reduced in accordance with Section 6.1.2, as follows:

                  7.3.1 first, to FDU in an amount equal to all FDU Loss Obligations incurred in such Fiscal Year as set forth in Section 6.3.2 and any amounts paid by FDU pursuant to section 6.3.4.

                  7.3.2 next to the Members in an amount equal to the excess, if any, of (i) the cumulative Profits allocated to the Members pursuant to
         Section 7.2.3 for all prior Fiscal Years, over (ii) the cumulative Losses allocated to the Members pursuant to this Section 7.3.2 for all prior Fiscal Years; and

                  7.3.3 next, if income or gains have been allocated pursuant to
         Section 7.2.2 for any prior year, losses shall be allocated first to offset any income or gains allocated pursuant to Section 7.2.2 and next to offset any income or gains allocated pursuant to Section 7.2.3, in each case ratably among the Members in proportion to their respective shares of the income or gains being offset; provided, however, that to the extent any prior allocation is offset pursuant to this Section, such allocation shall be disregarded for purposes of determining subsequent allocations pursuant to this Article;

                  7.3.4 next, to the Members, ratably in proportion to their respective number of Units, but, with respect to any Member, an amount not to exceed the remaining balance of the Member's Capital Account.

         7.4 Proration of Allocations. All Profits, Losses, deductions, and credits for a Fiscal Year allocable with respect to any Member whose Units may have been Transferred, forfeited, reduced, or changed during such year shall be allocated based upon the varying Units of the Members throughout the year. The precise manner in which such allocation shall be made shall be determined by the Members and shall be a manner of allocation permitted to be used for federal income-tax purposes under the Code.

         7.5 Special Allocations. Notwithstanding anything to the contrary in this ARTICLE 6, the following special allocations shall be made in the following order:

                  7.5.1 Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company Property pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations
         Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1
         (b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a Distribution to a Member in complete liquidation of the Member's Units, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their Units in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such Distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

                  7.5.2 Allocations Relating to Taxable Issuance of Units. Any income, gain, loss, or deduction realized as a direct or indirect result of the issuance of a Unit by the Company to a Member (the "Issuance Items") shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

                  7.5.3 Minimum Gain Chargeback. "Partnership Minimum Gain" within the meaning of Regulations Section 1.704-2(b)(2) means an amount of gain that would be realized by the Company on the disposition of Company property subject to nonrecourse indebtedness (within the meaning of Regulations Section 1.704-2(b)(3)), equal to the amount by which such nonrecourse indebtedness exceeds the adjusted tax basis (or book value, if the property has been properly entered on the books of the Company at a value different from its then adjusted tax basis) of such property. If for any Fiscal Year, there is a net decrease in Partnership Minimum Gain, each Member shall be allocated items of Company income and gain in accordance with Regulations Section 1.704-2(f)(1) (a "Minimum Gain Chargeback") for such year (and for subsequent years, if necessary) in an amount equal to such Member's share of such net decrease of Partnership Minimum Gain. For this purpose, a Member's share of the net decrease in Partnership Minimum Gain shall be determined under Regulations Section 1.704-2(g)(2). This paragraph is intended to comply with Regulations Section 1.704-2(f)(1) and shall be interpreted consistently therewith.

                  7.5.4 Qualified Income Offset. If any Member at any time unexpectedly receives any adjustment, allocation, or Distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and if such adjustment, allocation or Distribution results in a negative balance in such Member's Capital Account in excess of the sum of (i) the amount such Member is obligated to restore to the Company under this Agreement or the LLC Act and (ii) the amount such Member is deemed to be obligated to restore to the Company pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), then items of Company income and gain shall be specially allocated to such Member so as to eliminate, to the extent required by Regulations Section 1.704- 1 (b)(2)(ii)(d), such negative balance in his or her Capital Account as quickly as possible.

                  7.5.5 Gross Income Allocation. If any Member would have a negative balance in such Member's Capital Account at the end of any Fiscal Year in excess of the sum of (i) the amount such Member is obligated to restore to the Company under this Agreement and (ii) the amount such Member is deemed to be obligated to restore to the Company pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1)(ii) and 1.704-2(i)(5), then such Member shall be specially allocated items of Company income (including gross income) in the amount of such excess as quickly as possible.

         7.6 Curative Allocations. The allocations set forth in paragraphs 7.5.1 and 7.5.2 plus 7.5.3, 7.5.4, and 7.5.5 of Section 7.5 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section. Therefore, notwithstanding any other provision of this Article (other than the Regulatory Allocations), the Members shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner the Members determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 7.2, 7.3, and 7.5.1 and 7.5.2.

         7.7 Other Allocation Rules.

                  7.7.1 For purposes of determining the Profits, Losses, or any other items allocable to any period, those Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Members using any permissible method under Code Section 706 and the Regulations thereunder.

                  7.7.2 The Members are aware of the income-tax consequences of the allocations made by this Article and hereby agree to be bound by the provisions of this Article in reporting their shares of Company Profit and Loss for income-tax purposes.

                  7.7.3 Solely for purposes of determining a Member's proportionate share of the Company's "excess nonrecourse liabilities" within the meaning of Regulations Section 1.752-3(a)(3), the Members' interests in Company Profits are in proportion to their Units.

         7.8 Tax Allocations under Code Section 704(c).

                  7.8.1 In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for Federal income-tax purposes and its initial Gross Asset Value (computed in accordance with Section 6.15).

                  7.8.2 In the event the Gross Asset Value of any Company Property is adjusted pursuant to Section 6.1.5, then subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income-tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

                  7.8.3 Any elections or other decisions relating to such allocations shall be made by the Members in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or Distributions pursuant to any provision of this Agreement.

                  7.8.4 Special Fee Allocation. If any fee or other amount payable to a Member is determined for income-tax purposes to be a payment to such Member of a distributive share of Company income or gain (rather than being a fee or expenditure in the nature of an amount payable to a Person who is not a Member or other than in such Person's capacity as a Member), then such amount shall be treated (for income-tax purposes and for purposes of determining Capital Accounts) as an allocation of gross income to such Member in the year such amount is accrued, and a Distribution in the year such amount is paid. The priority of payment of any such item, however, shall be unaffected by such treatment.

                                    ARTICLE 8
                                  DISTRIBUTIONS

         8.1 Distributions of Net Cash From Operations. Except for a reasonable cash reserve determined by the Members in its sole discretion, Distributions of Net Cash from Operations for each Fiscal Year shall be made annually as follows:

                  8.1.1 first, to the Members, in an amount equal to each such Member's Estimated Member Tax Liability (to the extent such a Distribution is legally permitted); and

                  8.1.2 thereafter, to the Members ratably in proportion to their respective Membership Interests.

         8.2 Other Cash Distributions.

                  8.2.1 Distribution of any net proceeds upon the sale, exchange, or other disposition of all or substantially all of the Company Property shall be made in accordance with Section 16.2.

                  8.2.2 Distributions of Net Cash from Sales or Refinancing shall be made to the Members ratably in proportion to their respective Membership Interests.

                                    ARTICLE 9
                      MANAGEMENT AND OPERATION OF BUSINESS

         9.1 Management and Control of the Company.

                  9.1.1 Except as otherwise provided in this Agreement, the Members shall have the sole and exclusive control of the conduct, operations, and management of the Company's business. The Members shall manage the affairs of the Company in a prudent and businesslike fashion and shall use its best efforts to carry out the Company's purpose and business. All actions to be taken by the Members shall be approved or consented to by seventy five percent (75%) of the Membership Interests and only actions taken in such manner shall be binding upon the Company.

                  9.1.2 The Members shall carry out their various duties under this Agreement through a Chief Executive Officer, a Chief Financial Officer, and such other Officers as it shall deem necessary or desirable. The Officers shall be elected and removed by the Members, and their duties shall be established by the Members, all as provided in this Agreement.

                  9.1.3 The Members and the Officers shall devote such of their time as the Members deem necessary to the management and oversight of the Company's business.

         9.2 Authority of Members. The Members shall have all necessary powers to carry out the Company's purpose and business, including without limitation the power to delegate appropriate authority to the Company's Officers; provided, however, that the Officers shall at all times remain subject to the Members' supervision. In addition to any other rights and powers that the Members may possess, the Members shall have all specific rights and powers required or appropriate in the management of the Company's business, including the following:

                  9.2.1 to acquire, own, hold, and dispose of items of Company Property, any interest therein or appurtenant thereto, whether real, personal, or mixed, including the purchase, licensing, franchising, lease, development, improvement, maintenance, exchange, trade, or sale of any Company Property at such price, rental, or amount for cash, securities, or other property and upon such other terms as the Members, in its sole discretion, may deem to be in the best interest of the Company, but limited to the extent set forth in Section 9.3;

                  9.2.2 to the extent of Company Property, to prosecute, defend, settle, or compromise actions or claims at law or in equity at the Company's expense as may be necessary or proper to enforce or protect the Company's interests; and to satisfy any judgment, decree, decision, or settlement of any such suit or claim; first, out of any insurance proceeds available therefor, and second, out of the Company's Property and income;

                  9.2.3 to enter into and carry out contracts and agreements and to do and perform all such other things as may be in furtherance of Company's purpose including borrowing or lending on behalf of the Company; and to cause the Officers to execute, acknowledge, and deliver any and all instruments that may be deemed necessary or convenient to effect the foregoing;

                  9.2.4 to acquire and enter into any contract of insurance that the Members may deem necessary and proper for the protection of the Company or for any purpose beneficial to the Company;

                  9.2.5 to employ, engage, or retain, at the expense of the Company, such Persons to perform such services as the Members may deem necessary or advisable for the efficient operation of the Company's business and to pay to such Persons such compensation as the Members shall determine, specifically including the power to contract for the management services of any Person (including Members and their Affiliates) in operating the Company's assets (a "Property Manager"); provided, however, that such compensation is at the then prevailing rate for the type of services and materials rendered. The Members may in any such agreement delegate to the Property Manager the daily management of the Company, except for the fundamental duties of the Chief Executive Officer and the Chief Financial Officer, as set forth in this Agreement. The Company shall enter into a management agreement between FDU, the Company, FUMUME II, LLC and FUMUME III, LLC substantially in the form attached hereto as EXHIBIT A (the "Management Agreement") under which FDU shall be the managing Member primarily responsible for carrying out the operations of the Company's restaurants and entertainment clubs pursuant to the terms of the Management Agreement;

                  9.2.6 to cause the Officers to execute and deliver, on behalf of the Company, leases, contracts, or agreements of any nature and any or all instruments necessary or desirable to effectuate the foregoing powers; and

                  9.2.7 to accept and value the Capital Contributions made to the Company by Members pursuant to this Agreement.

         9.3 Restrictions on Authority of Members.

                  9.3.1 In addition to other acts expressly prohibited or restricted by this Agreement or by law, the Members shall have no authority to act on behalf of the Company and is expressly prohibited from the following:

                           9.3.1.1 doing any act in contravention of this
                  Agreement;

                           9.3.1.2 admitting any Person as a Member, or
                  admitting additional Members, except as provided in this Agreement;

                           9.3.1.3 performing any act (other than an act
                  required by this Agreement or an act taken in good faith and in reliance upon counsel's opinion) that would, at the time such act occurred, subject any Member to liability as a general partner in any jurisdiction;

                           9.3.1.4 placing a mortgage upon or otherwise
                  encumbering any Company property, other than as security for borrowing permitted under this Article;

                           9.3.1.5 selling, exchanging, or otherwise disposing
                  of all or any substantial portion of the Company's Property except as permitted under the LLC Act;

                           9.3.1.6 voluntarily liquidating the Company or its
                  Affiliates except as permitted by the LLC Act;

                           9.3.1.7 entering into any contract requiring the
                  Company to make payments to any Member or Affiliate thereof for goods or services at other than the usual and customary rates that would be charged for such goods or services in an arms-length transaction;

                           9.3.1.8 selling, exchanging, or otherwise disposing
                  of the Company's interests in one or more of its Affiliates or causing the sale, exchange, or other disposition of all or any substantial portion of the assets of any one or more Affiliates; or

                           9.3.1.9 taking any action that would prevent the
                  Company from being taxed as a partnership under the Code.

                           9.3.1.10 Selling or purchasing property from Members
                  or their Affiliates, except for or transaction or a series of transactions valued at less than $5,000.

                           9.3.1.11 Accepting a loan from a Member to the
                  Company, in excess of the Member's Capital Contributions, unless approved by seventy five percent (75%) of the Membership Interests; provided, however, that no such loan may be treated as a Capital Contribution for any purpose or entitle such Member to any increase in the Member's Units or share of Company Profits, Losses, deductions, credits, or Distributions; and further provided that such interest rate on the loan shall be no more than the prime rate plus two (2) percent unless otherwise unanimously agreed to by the Members.

                  9.3.2 All actions prohibited under Section 9.3.1 shall require the affirmative vote of Members holding more than seventy percent (75%) of the Voting Interests or such larger proportion of the Units as may be required by the LLC Act or another provision of this Agreement in a particular case; including in any event, however, the Members's approving vote which may be given at either a special meeting called by either the Officers or the Members on at least ten days' prior written notice to all Members, or which may be given by written action signed by the requisite number of Members specified above.

         9.4 Obligations of the Members. In addition to the obligations expressly provided by law or this Agreement, the Members, to the extent of Company Property, shall:

                  9.4.1 perform or cause the Officers to perform all acts necessary or desirable, with respect to the purposes of the Company, to lease, sublease, and operate any real estate acquired by the Company;

                  9.4.2 cause to be filed and published all certificates, statements, and other instruments required by law for the Company's formation, qualification, and operation and for the conduct of its business in all appropriate jurisdictions;

                  9.4.3 cause the Company to prepare or have prepared all financial and tax statements and reports required under ARTICLE 12; and

                  9.4.4 cause the Company to keep the appropriate records at its principal office.

         9.5 Reimbursement of Expenses. The Members, Officers and their Affiliates shall be reimbursed for all expenses incurred on Company's behalf.

         9.6 "Tax Matters Partner".

                  9.6.1 If the Company is required by the Code to have a Tax Matters Partner, FDU shall serve as "Tax Matters Partner" (the "TM,") as defined for federal income-tax purposes under Code Section 623 1(a)(7), until a new TMP is appointed by the Members.

                  9.6.2 If, on advice of counsel, the TMP determines that it is in the best interests of the Members that the final results of any administrative proceeding be appealed by the institution of legal proceedings, the TMP is hereby authorized to commence such legal proceedings in such forum as he, on advice of counsel, determines to be appropriate. In the event the TMP selects a forum for appeal in which he is required to deposit a proportionate share of any disputed tax before making such appeal, he must obtain the consent of the Members holding seventy five percent (75%) of the Units. If such consent is obtained, each of the Members will be required to deposit and pay such Member's proportionate share of such disputed tax before participating in such appeal. The Members acknowledge that such deposit under current law does not earn interest and that a failure to make such a deposit may preclude a Member from pursuing any other sort of appeal by court action.


                  9.6.3 The TMP shall not be liable to any other Member for any action taken with respect to any such administrative proceeding or appeal, so long as the TMP is not grossly negligent or guilty of willful misconduct. Any costs paid or incurred by the TMP in connection with his activities in such capacity shall be reimbursed by the Company. Each Member acknowledges that any cost it may incur in connection with an audit of such Member's income-tax return, including an audit of such Member's investment in the Company, is such Member's sole responsibility and obligation; and neither the Company, the Members, the Officers, nor the TMP shall be liable to any Member for reimbursement or sharing of any such costs.

         9.7 Conflicts of Interest.

                  9.7.1 The Members, Officers, and their Affiliates may not deal with, perform other services for, or sell goods or services to the Company unless approved by at least seventy five percent (75%) of the Members, except for or a transaction or series of transactions valued at less than $5,000; provided, however, that the Company may enter into the Management Agreement and Bill of Sale with FDU attached hereto as Exhibit A, an Equipment Lease with FDU, and a Franchise Agreement and Amendment thereto with HCK Licensing, LLC, and any other agreements which are part of the Capital Contributions set forth on Schedule A on the Effective Date.

         9.8 Other Activities. The Members, Officers and their Affiliates may, during the term of this Agreement, engage in and possess an interest for their own accounts in other business ventures of every nature and description; and neither the Company nor any Member, by virtue of this Agreement shall have any right in and to such independent venture or any income or profit derived therefrom.

         9.9 Indemnification. The Company shall indemnify the Members, and Officers against any loss, claim, or liability incurred by any of them in connection with the Company's business, including reasonable attorneys' fees; provided, however, that the Person to be indemnified acted in good faith and was not grossly negligent or guilty of willful misconduct. Any amount paid to indemnify a Person, however, shall be paid out of Company Property only, and Members shall not be liable for such amount to be paid to indemnify a Person except to the extent of any amount of the Capital Contribution of a Member, including an Additional Capital Contribution obligation pursuant to a Capital Call, that is due and owing to the Company and remains unpaid. Neither the Company nor any Member shall have any claim against the Officers based upon or arising out of any act or omission of the Officers; provided, however, that such Officer acted in good faith and was not grossly negligent or guilty of willful misconduct.

         9.10 Liability Under Other Agreements. The obligations of the Members, Officers, or any of their Affiliates, pursuant to any agreement or contract entered into in their personal capacity with the Company (whether or not such agreements are referred to herein) shall be separate and distinct from their obligations hereunder and any default or failure of performance with respect to such separate agreements or contracts, unless otherwise specified in this Agreement, shall have the consequences provided for in such separate agreements or contracts or by applicable law and shall not constitute a breach hereunder.

         9.11 Execution of Instruments.

                  9.11.1 All deeds, mortgages, bonds, checks, contracts, and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by the Chief Executive Officer (President), any Vice President, the Chief Financial Officer (Treasurer), the Secretary (if any), or by such other person or persons as may be designated from time to time by the Members.

                  9.11.2 If a document must be executed by persons holding different positions or functions and one person holds such positions or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

         9.12 Advances. The Company may by an act of the Members advance money to its Officers, or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

                                    ARTICLE 10
                              INTENTIONALLY OMITTED

                                   ARTICLE 11
                                    OFFICERS

         11.1 Number and Designation. The Company shall have one or more natural persons exercising the functions of the position of Chief Executive Officer and Chief Financial Officer. The Members may elect such other Officers or agents as it deems necessary for the Company's operation and management, with such powers, rights, duties, and responsibilities as may be determined by the Members, each of whom shall have the powers, rights, duties, and responsibilities set forth in this Agreement unless otherwise determined by the Members. Any of the positions or functions of those positions may be held by the same person.

         11.2 Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Members, the Chief Executive Officer shall be the chief executive officer of the Company and: (a) shall have general active management of the Company's business; (b) shall, when present, preside at all meetings of the Members; (c) shall see that all orders and resolutions of the Members are carried into effect; (d) may maintain records of and certify proceedings of the Members; and (e) shall perform such other duties as may from time to time be prescribed by the Members. So long as the Company maintains a management agreement with FDU relating to the management of the Company's restaurant and entertainment-club operations, the Chief Executive Officer shall be an officer of FDU.

         11.3 Chief Financial Officer.

                  11.3.1 Unless provided otherwise by a resolution adopted by the Members, the Chief Financial Officer shall be the chief financial officer of the Company, shall act as the Company's treasurer, and shall: (a) keep accurate financial records for the Company; (b) deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Members shall designate from time to time; (c) endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Members, making proper vouchers therefor; (d) disburse Company funds and issue checks and drafts in the Company's name, as ordered by the Members; (e) render to the Chief Executive Officer and the Members, whenever requested, an account of all of such Officer's transactions as treasurer and of the Company's financial condition; and (f) perform such other duties as may be prescribed by the Members or the Chief Executive Officer from time to time.

                  11.3.2 Unless otherwise determined by the Members, the treasurer shall also be the Chief Financial Officer of the Company. If an Officer other than the treasurer is designated Chief Financial Officer, the Chief Financial Officer shall perform such duties as may from time to time be assigned by the Members.

         11.4 President. Unless otherwise determined by the Members, the Chief Executive Officer shall also be the Company's President. If an Officer other than the Chief Executive Officer is designated President, the President shall perform such duties as may from time to time be assigned by the Members.

         11.5 Vice Presidents. Any one or more Vice Presidents, if any, may be designated by the Members as Executive Vice President or Senior Vice President. During the absence or disability of the President, it shall be the duty of the highest ranking Executive Vice President, and, in the absence of any such Officer, it shall be the duty of the highest ranking Senior Vice President or other Vice President, who shall be present at the time and able to act, to perform the duties of the president. The determination of who is the highest ranking of two or more persons holding the same position shall, in the absence of specific designation of order of rank by the Members, be made on the basis of the earliest date of appointment or election, or, in the event of simultaneous appointment or election, on the basis of the longest continuous employment by the Company.

         11.6 Secretary. The Secretary, unless otherwise determined by the Members, shall attend all meetings of the Members, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings. Except as otherwise required or permitted by law or by this Agreement, the Secretary shall give or cause to be given notice of all meetings of the Members.


         11.7 Authority and Duties. In addition to the foregoing authority and duties, all Officers of the Company shall respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Members. Unless prohibited by a resolution approved by the Members present, an Officer elected or appointed by the Members may, without the approval of the Members, delegate some or all of the duties and powers of a position to other persons.

         11.8 Term.

                  11.8.1 All Officers of the Company shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation, or removal.

                  11.8.2 An Officer may resign at any time by giving written notice to the Company. The resignation is effective without acceptance when the notice is given to the Company, unless a later effective date is specified in the notice.

                  11.8.3 An Officer may be removed at any time, with or without cause, by a resolution approved by the Members, subject to the provisions of this Agreement.

                  11.8.4 Vacancies in a position due to death, resignation, removal, disqualification, or other cause may, or in the case of a vacancy in the position of Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired portion of the term by an individual designated by an act of the Members.

         11.9 Salaries. The salaries of all Officers, if any, shall be fixed by the Members or by the Chief Executive Officer if authorized by the Members.

                                   ARTICLE 12
                               MEETING OF MEMBERS

          12.1 Place of Meetings. Each meeting of the Company's Members shall be held in Memphis, Tennessee as designated by the Chief Executive Officer or at such other place as may be designated by the Chief Executive Officer or the Members.

         12.2 Regular Meetings. Regular meetings of the Members may be held on an annual or other less frequent basis as determined by the Members; provided, however, that if a regular meeting has not been held during the immediately preceding 15 months, a Member or Members owning three percent (3%) or more of the voting power of all Membership Interests entitled to vote may demand a regular meeting of Members by written demand given to the Chief Executive Officer or Chief Financial Officer. If allowed by this Agreement, the Members entitled to vote shall at each regular meeting transact any business; provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

         12.3 Special Meetings Special meetings of the Members may be called for any purpose or purposes at any time by the Chief Executive Officer; by the Chief Financial Officer; or by one or more Members owning not less than ten percent (10%) of the voting power of all Membership Interests of the Company entitled to vote, who shall demand such special meeting by written notice given to the Chief Executive Officer or the Chief Financial Officer of the Company specifying the purposes of such meeting.

         12.4 Meetings Held Upon Member Demand. Within 10 days after receipt of a demand by the Chief Executive Officer or Chief Financial Officer from any Member or Members entitled to call a meeting of the Members, it shall be the duty of the Chief Executive Officer to cause a special or regular meeting of Members, as the case may be, to be duly called and held on notice no later than 30 days after receipt of such demand. If the Chief Executive Officer fails to cause such a meeting to be called and held as required by this Section, the Member or Members making the demand may call the meeting by giving notice as provided in Section 12.6 at the Company's expense.

         12.5 Adjournments. Any meeting of the Members may be adjourned from time to time to another date, time, and place. If any meeting of the Members is so adjourned, no notice as to such adjourned meeting need be given if the date, time, and place at which the meeting will be reconvened are announced at the time of adjournment.

         12.6 Notice of Meetings. Unless otherwise required by law, and except as stated in Section 12. 7, written notice of each meeting of the Members, stating the date, time, and place and, in the case of a special meeting, the purpose or purposes, shall be given at least ten days and not more than 60 days prior to the meeting to every owner of Membership Interests entitled to vote at such meeting except as specified in Section 12.5 or as otherwise permitted by law. Except as stated in Section 12.7, the business transacted at a special meeting of Members is limited to the purposes stated in the notice of the meeting.

         12.7 Waiver of Notice. A Member may waive notice of the date, time, place, and purpose or purposes of a meeting of Members. A Member's waiver of notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. A Member's attendance at a meeting waives notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

         12.8 Voting Rights. Except as otherwise provided in this Agreement, a Member shall have one vote for each Unit of Membership Interest. If a Member votes without designating the proportion of the Membership Interest voted in a particular way, the Member is deemed to have voted all of the Membership Interest in that way.

         12.9 Proxies. A Member may cast or authorize the casting of a vote by filing a written appointment of a proxy with an Officer of the Company at or before the meeting at which the appointment is to be effective. The Member may sign or authorize the written appointment by telegram, cablegram, or other means of electronic transmission setting forth or submitted with information sufficient to determine that the Member authorized such transmission. Any copy, facsimile, telecommunication, or other reproduction of the original of either the writing or transmission may be used in lieu of the original; provided, however, that it is a complete and legible reproduction of the entire original.

         12.10 Quorum. The owners of a majority of the voting power of the Membership Interests entitled to vote at a meeting of the Members are a quorum for the transaction of business, unless otherwise provided in the Certificate or this Agreement. If a quorum is present when a duly called or held meeting is convened, the Members present may continue to transact business until adjournment, even though the withdrawal of Members originally present leaves less than the proportion otherwise required for a quorum.

         12.11 Acts of Members. Except as otherwise required by law or specified in the Certificate or expressly set forth in this Agreement, the Members shall only take action by the affirmative vote of the owners of seventy-five percent (75%) of the voting power of the Membership Interests at a duly called meeting.

         12.12 Action Without a Meeting.

                  12.12.1 Any action required or permitted to be taken at a meeting of the Members may be taken by written action signed by the Members who own voting power equal to the voting power that would be required to take the same action at a meeting of Members at which all Members were present.

                  12.12.2 A written action is effective when signed by the required Members, unless a different effective time is provided in the written action. When a written action is to be taken by less than all Members, such action shall not be effective unless the text of the proposed action shall have been delivered to all Members and no Members shall have elected in writing within three days of receipt of the proposed action to call a special meeting of the Members with respect to such proposed action.

                  12.12.3 Intentionally omitted.

                                   ARTICLE 13
                          BOOKS OF ACCOUNT AND REPORTS

         13.1 Books of Account. The Members shall cause to be kept complete and accurate accounts of all Company transactions in proper books of account and shall enter or cause to be entered therein a full and accurate account of each and every Company transaction in accordance with accounting principles as set forth in Section 13.2. The Company's books and records shall be closed and balanced as of the end of each Fiscal Year. The Company's books of account and other records shall at all times be kept at the Company's principal executive office and the Members shall have access to and may inspect and copy any of such books and records at all reasonable times and upon reasonable notice.

         13.2 Accounting Practices. The Company's books of account shall be kept on the accrual basis, according to generally accepted accounting principles consistently applied. Such principles shall be applied by the Members upon the advice of the Company's accountants. The Members shall retain a firm of independent certified public accountants to assist in the maintenance and preparation of such books, records, and reports and to periodically audit such books, records and reports, unless otherwise agreed by the Members.

         13.3 Bank Accounts. The Company shall maintain bank accounts in such bank or banks as may be selected by the Members. All withdrawals from such bank accounts shall be made by check or other instrument, signed by such Person or Persons as the Members may designate.

         13.4 Report to Members. Not later than 60 days after the end of the Company's Fiscal Year, the Chief Executive Officer shall furnish to each Member a report of the business and operations of the Company during such Fiscal Year, which report shall constitute the accounting of the Members for such fiscal year. The report shall contain financial statements, including statements of assets and liabilities, income and expenses, Members' equity and changes in financial position, cash flow, and of the amount and nature of any compensation paid to the Members, Officers, or any of their Affiliates during the period, including a description of the services performed in relation thereto, and shall otherwise be in such form and have such content as the Members deems proper. Such report shall state income from every source, including net gains from dispositions or sales of Company Property.

         13.5 Partnership Tax Status and Information.

                  13.5.1 The Members acknowledge that the Company will be treated as a "partnership" for income-tax purposes.

                  13.5.2 Not later than 90 days after the end of the Company's Fiscal Year, the Chief Financial Officer shall cause to be delivered to each Person who was a Member at any time during such Fiscal Year, a Form K-l and such other information, if any, with respect to the Company as may be necessary for the preparation of such Person's federal, state, and local income-tax (or informational) returns, including a statement showing such Person's share of income, gain, or loss and credits for such Fiscal Year, as determined for federal, state, and local income-tax purposes.

                   13.5.3 In addition, the Chief Executive Officer shall from time to time cause to be delivered to each Member adequate information relating to the Company's operations to enable each Member to complete and file all federal, state, and local estimated tax returns for which the Member may be liable.

         13.6 Tax Basis Elections. In the event of a transfer or repurchase by the Company or Distribution of Company Property in exchange for all or part of any Member's Interest, the Company may elect, pursuant to Code Section 754 (or any successor provision), to adjust the basis of Company Property. Such election must be agreed to by Members holding more than 75 percent (75%) of the Voting Interests.

                                   ARTICLE 14
                        TRANSFER OF MEMBERSHIP INTERESTS

         14.1 General Restriction. Except as permitted under this ARTICLE 13, no part of a Member's Interest may be assigned or otherwise Transferred, whether voluntarily or involuntarily, nor may a Member enter into a binding agreement to assign or otherwise transfer all or any part of the Member's Interest. Any transfer or attempted transfer of all or any portion of an Interest in violation of this Agreement shall nevertheless be subject to the applicable purchase options and rights of ARTICLE 16. The Company's records shall be noted to prevent the sale or assignment of Interests except in accordance with this
ARTICLE 13 and ARTICLE 16.

         14.2 Permitted Transfers. The following Transfers enumerated in Sections 14.2.1 through 14.2.4 are permitted to the extent provided in this
Section 14.2 (each a "Permitted Transfer"); provided, however, that any such Permitted Transfer and the parties thereto comply with all of the applicable conditions pertaining to Permitted Transfers under this ARTICLE 13:

                  14.2.1 All or any portion of a Member's Governance Rights may be assigned, without the consent of any other Member, to a business-entity Affiliate of the transferring Member;

                  14.2.2 All or any portion of a Member's Financial Rights may be assigned, without the consent of any other Member, to another Member of the same class; provided, however, that such transferee shall thereafter continue to be subject to the options and rights of first refusal set forth in ARTICLE 16;

                  14.2.3 All or any portion of a Membership Interest held by Belz may be assigned or sold by Belz to any other Person; provided, however, that any such transferee shall thereafter become an additional Member subject to all provisions of this Agreement and shall not have the same continuing rights as Belz under this Section 14.2.3 to transfer such Membership Interests, specifically including but not limited to transfer restrictions contained in this ARTICLE 13, and whose admittance as an additional Member is subject to the applicable provisions of 0.

                  14.2.4 In addition, all or any portion of a Member's Interest may be assigned if neither the Company nor any of the Members purchase the Interest pursuant to ARTICLE 16.

         14.3 Conditions to Permitted Transfers. Any Permitted Transfer of all or any portion of the Units of a Member's Membership Interest under this Agreement shall be effective only if each of the following conditions is satisfied:


                  14.3.1 Governance Rights. If the Transfer will include any Governance Rights, the Member shall Transfer all such Governance Rights, coupled with a simultaneous Transfer to the same transferee of all of the Member's Financial Rights relating to such Membership Interest.

                  14.3.2 Investment Representations. The Member or the proposed transferee shall provide the following documentation to the Members:
         (i) an opinion of counsel (whose fees and expenses shall be borne by such Member or transferee), satisfactory in form and substance to the Members, to the effect that either (1) the Transfer constitutes an exempt transaction and does not require registration under applicable securities laws, or (2) the Interest to be Transferred is duly and properly registered under all applicable securities laws; (ii) evidence satisfactory to the Members that the transferee is eligible to become a Member pursuant to this ARTICLE 13 and of the transferee's agreement to comply with and be bound by the terms of this Agreement and to execute any and all documents that the Members may deem necessary in connection with the transfer and/or admission of the proposed transferee as a Member; (iii) evidence satisfactory to the Members that the Transfer will not impair the ability of the Company to be taxed as a partnership for federal income-tax purposes under the Code or to take advantage of accelerated depreciation under the Code; (iv) representations in form and substance satisfactory to the Members that the transferee is acquiring the Interest for his, her, or its own account for investment and not with a view to the distribution thereof; and (v) a written agreement signed by the transferee that the Interest being acquired will in no event be resold unless properly registered under all applicable securities laws or exempt therefrom.

                  14.3.3 Other Documents and Expenses. As a condition to admission as a Member, any transferee of all or part of the Interest of any Member, or the legatee or distributee of all or any part of the Interest of any Member, shall execute and acknowledge such instruments, in form and substance satisfactory to the Members, as the Members shall deem necessary or advisable to effect such admission and to confirm the agreement of the person being admitted as such Member to be bound by all the terms and provisions of this Agreement. Such transferee, legatee, or distributee shall also pay all reasonable expenses in connection with such admission as a Member, including but not limited to legal fees and the costs of preparing any amendment to this Agreement, if necessary or desirable in connection therewith.

                  14.3.4 Effective Date of Transfer. All Transfers of Interests occurring during any month shall be deemed effected on the first day of the month next following the month in which the Transfer occurs.

                  14.3.5 Restriction on Majority Transfer. Notwithstanding the foregoing provisions of this ARTICLE 13, no Transfer of a Membership Interest may be made if the Interest sought to be Transferred, when added to the total of all other Membership Interests Transferred within the period of 12 consecutive months prior thereto, would result in the termination of the Company under Code Section 708.

         14.4 Acquit Company. In the absence of written notice to the Company of any assignment of a Membership Interest, any payment by the Company to the assigning Member or its, administrators or representatives shall acquit the Company of liability, to the extent of such payment, to any other Person who may have an interest in such payment by reason of a Transfer by the Member or otherwise.

         14.5 Involuntary Transfers.

                  14.5.1 Except as expressly permitted by the LLC Act, a Member's Voting Rights shall not be subject to involuntary transfer (as that term is defined in ARTICLE 16), by operation of law or otherwise, and any attempted involuntary transfer shall be void and of no effect. If such a transfer is attempted, whether or not permitted by applicable law, the affected portion of the Member's Interest shall thereupon be subject to the options and rights of first refusal set forth in ARTICLE 16.

                  14.5.2 If all or any portion of a Member's Financial Rights are the subject of a foreclosure of pledge or involuntary transfer (as those terms are defined in ARTICLE 16), or if the Member becomes insolvent (as that term is defined in ARTICLE 16), the affected portion of the Member's Financial Rights shall thereupon be subject to the options and rights of first refusal set forth in ARTICLE 16.

         14.6 Restriction on Majority Transfer. Notwithstanding the foregoing provisions of this Article, no assignment or other Transfer of a Membership Interest may be made if the Interest sought to be Transferred, when added to the total of all other Membership Interests Transferred within the period of 12 consecutive months prior thereto, would result in the termination of the Company under Code Section 708.

         14.7 Prohibited Transfers.

                  14.7.1 Any purported Transfer of an Interest that is not permitted under this Article or ARTICLE 16 shall be null and void and of no force or effect whatsoever; provided, however, that if the Company is required by applicable law to recognize a Transfer that is not so permitted (or if the Members in their sole discretion elects to recognize a transfer that is not so permitted), the Transferred Interest shall be strictly limited to the transferor's Financial Rights as provided by this Agreement with respect to the Transferred Interest, which may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations or liabilities for damages that the transferor or transferee of such Interest may have to the Company.

                  14.7.2 Subject to ARTICLE 16, in the case of a Transfer or attempted Transfer of an Interest that is not permitted hereunder, the parties engaging or attempting to engage in such transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Persons may incur (including without limitation incremental tax liabilities, attorneys' fees, and expenses) as a result of such transfer or attempted Transfer and efforts to enforce the indemnity required hereby.

         14.8 Limited Rights of Unadmitted Transferees. A Person who acquires any part of an Interest, but is not admitted as a substitute Member: (a) shall be subject to the restrictions of this ARTICLE 13, (b) shall be entitled only to allocations and Distributions with respect to such Interest in accordance with this Agreement, (c) shall have no right to any information or accounting of the affairs of the Company unless the Person has acquired the Interest as a pledge of collateral securing debt of the Company, (d) shall not be entitled to inspect the books or records of the Company unless the Person has acquired the Interest as a pledge of collateral securing debt of the Company, (e) shall not be entitled to exercise any Voting Rights, and (f) shall not have any of the other rights of a Member under the LLC Act or this Agreement.

                                   ARTICLE 15
                             AMENDMENT OF AGREEMENT

         15.1 Amendment Procedure. When circumstances require amendment of this Agreement to comply with any law, or at any time when Members holding 30 percent (30%) or more of the aggregate Units may propose an amendment to this Agreement, then the Chief Executive Officer shall call a special meeting of all Members for the purpose of considering such proposed amendment. At least 30 days prior to such meeting, the Members shall deliver to each Member written notice of the meeting and a statement of the purposes of the amendment and such other matters as the Members deems material to consideration of the amendment. The amendment so proposed shall be adopted if approved by Members holding at least seventy five percent (75%) of the Voting Interest; provided, however, that no Amendment which affects the Financial Rights or Voting Interest of a Member shall be effective unless such amendment is approved by the majority of affected Members. Alternatively, this Agreement may be amended by a written action signed by at least seventy five percent (75%) of the Members.

         15.2 Attorney-in-Fact. All Members shall be bound by the terms of any amendment approved in accordance with Section 15.1 and each Member hereby irrevocably appoints the Chief Executive Officer and his designee as its duly appointed attorney in fact to execute on behalf of each Member an amendment or restatement of this Agreement which was approved as provided for in Article 15.1.

                                   ARTICLE 16
                                   DISSOLUTION

         16.1 Liquidating Events.

                  16.1.1 The Company shall be dissolved upon the occurrence of any of the following events (the "Liquidating Events"):

                           16.1.l.l when the period fixed in the Certificate for
                  the duration of the Company shall expire; or

                           16.1.1.2 by the written agreement of the Members
                  holding more than seventy five percent (75%) of the outstanding Units of the Company.

                           16.1.1.3 the appointment of a receiver or assignment
                  for the benefit of creditors of any substantial part of the Company's property, or the commencement of any proceedings under any bankruptcy, insolvency, reorganization, or arrangement laws by or against Company.

                  16.1.2 As soon as possible following the occurrence of any Liquidating Event that causes the Company's dissolution, the appropriate representative of the Company shall execute a notice of dissolution in such form as shall be prescribed by the Delaware Secretary of State, setting forth the information required under the LLC Act and shall file that notice with the Secretary of State's office.

                  16.1.3 If the Company is dissolved, it shall cease to carry on its business upon tiling a notice of dissolution with the Delaware Secretary of State, except insofar as may be necessary for the winding up of the Company's business, but its separate existence shall continue until a certificate of termination has been issued by such Secretary of State or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

          16.2 Distributions on Liquidation.

                  16.2.1 Upon the occurrence of a Liquidating Event, the Company's business shall be wound up, the Members (or other Person designated by all of the Members) shall take full account of the Company Property and liabilities, and all Property (tangible and intangible) shall be liquidated as promptly as is consistent with obtaining the fair value thereof, except as stated herein. If any Property is not sold, or returned to a Member as expressly provided herein, gain or loss shall be allocated to the Members in accordance with ARTICLE 6 as if such Property had been sold, at its fair market value at the time of the liquidation. If any Property is distributed to a Member, rather than sold, the Distribution shall be treated as a Distribution equal to the fair market value of the Property at the time of the liquidation, The Property of the Company shall be applied and distributed in the following order of priority:

                           16.2.1.1 The following Members shall have the
                  following Property returned to them to the extent it exists on the date of liquidation:

--------------------------------------------------------------------------------
MEMBER         PROPERTY
--------------------------------------------------------------------------------
Lifestyle      Memphis lease rights contributed to the Company
--------------------------------------------------------------------------------
FDU            Chicago lease rights contributed to the Company
               Chicago Liquor License
               Servicemark License Agreement rights contributed to the Company.
               Equipment Lease Rights contributed to the Company
--------------------------------------------------------------------------------
H&H            Rights contributed to the Company pursuant to the
               Contribution Agreement between the Company and H&H.
--------------------------------------------------------------------------------

                           16.2.1.2 to the payment of all debts and liabilities
                  of the Company, including all fees due the Members, Officers, and any of their Affiliates, and including any loans or advances that may have been made by the Members of the Company, in the order of priority as provided by law;

                           16.2.1.3 to the establishment of any reserves deemed
                  necessary by the Members or other Person winding up the Company's affairs for any contingent liabilities or obligations of the Company;

                           16.2.1.4 to the Members, ratably in proportion to the
                  credit balances in their respective Capital Accounts, in an amount equal to the aggregate credit balances in the Capital Accounts after and including all allocations to the Members under ARTICLE 6, including the allocation of any Profit or Loss from the sale, exchange, or other disposition (including a deemed sale pursuant to this Section) of the Company's Property; and

                           16.2.1.5 finally, to the Members in accordance with
                  their respective number of Units.

                  16.2.2 The Company may offset any amount due a Member under this Section 16.2.2 by the amounts of (i) any debts owed the Company by the Member, and (ii) any damages suffered by the Company as a result of that Member's breach (if any) of this Agreement.

                                   ARTICLE 17
                         RIGHTS, OPTIONS, AND VALUATION
                     RESULTING FROM TRANSFERS OR WITHDRAWALS

         17.1 Affected Interests and Transferring Holders.

                  17.1.1 Apart from Section 14.2, this Article shall apply to "Affected Interests," which shall mean:

                           17.1.l.1 all or any portion of a Member's Financial
                  Rights Transferred (including attempted transfers) in violation of this Agreement;

                           17.1.1.2 a Member's entire Membership Interest in the
                  event of either (i) a termination of the Member's membership, whether or not a dissolution occurs, or (ii) an attempt to transfer a Membership Interest, Units, or Governance Rights in violation of this Agreement or as set forth in Section 17.2; and

                           17.1.1.3 a Member's entire Membership Interest in the
                  event such Interest becomes subject to the right of the Company or any other Member to purchase such Interest under this Article for any other reason.

                  17.1.2 "Transferring Holder" shall mean: (a) a Member whose Affected Interest is being terminated or is the subject of a proposed or attempted transfer, as the case may be; (b) any non-Member transferee holding an Affected Interest; and (c) any legal representative of either (a) or (b) above.

         17.2 Events Creating Option To Buy. If any of the following events occurs or is attempted or proposed, the Company and the Members shall have the option and the right to buy the Affected Interest of the Transferring Holder and that Transferring Holder shall be obligated to sell the Affected Interest pursuant to the terms and conditions of this ARTICLE 16:

                  17.2.1 "Voluntary Transfer." A voluntary transfer shall occur if (i) an Affected Interest is sold, exchanged, pledged, encumbered, given, gifted, or Transferred, with or without full consideration to a non-Member; or (ii) an agreement is entered into to do any of the foregoing; provided, however, that if the voluntary transfer is a Permitted Transfer under Section 14.2, it shall not be an event creating an immediate option to buy the Affected Interest.

                  17.2.2 "Foreclosure of Pledge." Foreclosure of a pledge shall occur if (i) any non-Member attempts to gain absolute rights to an Affected Interest as a result of default under a security interest, whether pursuant to the Uniform Commercial Code or otherwise and regardless of whether the security interest is termed as a pledge, collateral, a conditional assignment, an outright assignment, or in any equivalent manner and regardless of whether the security interest is perfected; (ii) an agreement is entered into to do any of the foregoing except as permitted by Section 14.2; or (iii) the foreclosure is termed a repossession, cancellation, enforcement, foreclosure, or similar term.

                  17.2.3 "Involuntary Transfer." An involuntary transfer shall occur if a non-Member attempts to gain absolute rights to an Affected Interest by (i) sale pursuant to a levy of execution, (ii) garnishment,
         (iii) attachment, (iv) property division or settlement in a marital-dissolution proceeding, (v) the dissolution of a Member that is a corporation, trust, or other business entity, or (vi) other legal process, including without limitation bankruptcy or receivership proceedings intended to transfer the Affected Interest to a non-Member.

                  17.2.4 "Insolvency." A Transferring Holder shall be considered insolvent upon filing a petition for bankruptcy or being the subject of a petition for involuntary bankruptcy (which involuntary petition is not dismissed within forty-five days of filing), or if a receiver, whether permanent or temporary, of a Transferring Holder's property or any part thereof, shall be appointed by a court of competent authority, or if a Transferring Holder shall make a general assignment for the benefit of creditors, or if any judgment against a Transferring Holder remains unsatisfied or unbonded of record for thirty days or longer.

                  17.2.5 "Other Liquidating Event." Any other Liquidating Event (as defined in ARTICLE 15) that is voluntarily caused by a Member and requires dissolution of the Company under the LLC Act, whether or not dissolution occurs.

         17.3 Notice To Company and Members. Each Transferring Holder shall give written notice to the Company and to the other Members within 30 days of the occurrence of any event described in Section 17.2. Such notice shall be sent, return receipt requested, to a Company Officer other than the Transferring Holder, at the Company's principal administrative office. The Company's Secretary (or Chief Executive Officer) shall also send the notice to each Member at the most recent address reflected on the Company's records or such other residential address as the party giving notice has reason to know is more current. Such notices shall contain the following information:

                  17.3.1 Notice of Voluntary Transfer. Any notice of voluntary transfer shall identify the transferee to whom the Transferring Holder desires to sell, exchange, or give an Affected Interest, a description of the Affected Interest and the consideration, if any, for the transfer. The notice shall also identify all pertinent terms of the transfer. A copy of all agreements and documents pertinent to the transfer shall be attached to the notice.

                  17.3.2 Notice of Foreclosure of Pledge. Any notice of foreclosure of pledge of an Affected Interest shall identify to whom the Member pledged the Affected Interest, a description of the Affected Interest, the reason for the foreclosure, and shall identify all material terms of the pledge agreement and the foreclosure. A copy of all agreements and documents relating to the pledge shall be attached to the notice.

                  17.3.3 Notice of Involuntary Transfer. Any notice of involuntary transfer shall identify the order, decree, or directive requiring the involuntary transfer of an Affected Interest, a description of the Affected Interest, the reason for the involuntary transfer and the pertinent terms of the involuntary transfer. A copy of the relevant order, decree, or directive shall be attached to the notice.

                  17.3.4 Notice of Insolvency. Any notice of insolvency shall identify the manner in which the Transferring Holder is deemed insolvent (as defined in Section 17.2.4) and shall identify any trustee or fiduciary appointed with regard to the Transferring Holder. A copy of any petition for bankruptcy, petition for involuntary bankruptcy, order appointing a receiver, whether permanent or temporary, order creating an assignment for the benefit of the Transferring Holder's creditors and/or any judgment against the

          Transferring Holder that has remained unsatisfied or unbonded for a period of 30 days or longer shall be attached to the notice.

                  17.3.5 Notice of Liquidating Event. A notice of Liquidating Event shall identify all pertinent details of the Liquidating Event.

                  17.3.6 Notice of Other Liquidating Event. A notice of any other Liquidating Event (within the meaning of Section 16.1) shall specify the date, the cause, and a description of the Liquidating Event.

         17.4 Company's Option To Purchase.

                  17.4.1 For the period commencing upon the occurrence of an event giving rise to an option to buy, as specified in Section 17.2, and continuing thereafter until 30 days after the receipt by the Company of notice of the event giving rise to the option, which notice is in substantial compliance with the provisions of Section 17.3, the Company shall have the option to purchase all, but not less than all, of the Affected Interest of a Transferring Holder, which option and right to purchase are at the price and according to the terms and conditions provided in this ARTICLE 16.

                  17.4.2 The Company may exercise its right and option to purchase by giving notice to the Transferring Holder and to the other Members of its intention to exercise its right and option before the expiration of the 30 day period from the date notice is given to the Company. In no event shall the Transferring Holder vote in its capacity as a Member, on the question of whether the Company will elect to exercise its option.

         17.5 Members' Option To Purchase.

                  17.5.1 If the Company does not exercise its option to purchase within the option period provided in Section 17.4, the remaining Members shall have, for a 30-day period thereafter, the option and right to collectively purchase all, but not less than all, of the Affected Interest, which option and right to purchase are at the price and according to the terms and conditions provided in this ARTICLE 16. Each Member (other than the Transferring Holder) shall have the option and right to purchase that fraction of the Affected Interest, which the number of Units owned by each bears to the total number of Units owned by all such other Members (excluding any Interest held by the Transferring Holder), provided all of such Affected Interest is purchased by the Members. If any Member does not exercise its rights under this Section, such other Members wishing to exercise their rights under this Section shall be entitled to purchase the remainder of the Affected Interest ratably with any other Members exercising their rights herein in proportion to their Membership Interests provided all, but not less than all of, such Affected Interests are purchased.

                  17.5.2 Members shall exercise their purchase option by giving notice to the Transferring Holder and to the other Members and the Company of their intention to exercise their purchase option within the 30-day period.

         17.6 Failure of Company and Members To Exercise Option.

                  17.6.1 If the Company does not exercise its purchase option as provided for in Section 17.4, and if the Members do not exercise their purchase option as provided for in Section 17.5, then the Transferring Holder shall be free to retain or dispose the Affected Interest identified in the notice given pursuant to Section 17.3.

                  17.6.2 In the event that a disposition of the Affected Interest is not made in accordance with the notice given pursuant to
         Section 17.3, within thirty (30) days of the date of said notice, and the Company is not liquidated under Section 16.2 during that period, then the provisions and conditions of this Agreement (including without limitation Section 17.6 and this ARTICLE 16) shall continue to apply to the Affected Interest. If a disposition of the Affected Interest is completed in accordance with the notice provided given pursuant to
         Section 17.3, the Affected Interest and said transferee shall be subject to the provisions and conditions of this Agreement (including without limitation Section 17.6 and this ARTICLE 16), even if said transferee has not executed this Agreement.

         17.7 Purchase Price. In the event of a purchase and sale of an Affected Interest pursuant to the provisions of this Agreement, it is agreed that, for the purpose of determining the purchase price, the value of the Affected Interest shall be the total price offered by the bona fide purchaser for value, or if there is no bona fide purchaser, its fair market value, determined by agreement or appraisal as follows:

                  17.7.1 Agreement. The parties to the purchase and sale shall attempt to agree upon the fair market value of the Affected Interest, within 15 days of the date of notice of exercise of the option to purchase.

                  17.7.2 Appraisal. If the parties are unable to agree upon a valuation within the applicable period, the value of the Affected Interest shall be determined by appraisal as follows. The Transferring Holder shall name one certified public accountant (the "CPA") and one licensed real estate appraiser (the "Appraiser"), and the acquiring party (the Company or other Members, as the case may be) shall collectively name one CPA and one Appraiser. The CPAs and Appraisers shall jointly determine the fair market value of the Affected Interest, with the Appraisers determining the fair market value of all real estate and the CPAs determining the Affected Interest's share of the net value of the Company's liabilities and Property, excluding any goodwill, using the Appraisers' valuation for all real estate. If the two CPAs and two Appraisers cannot agree upon the relevant value within 30 days, the two appointed CPAs shall appoint a third CPA or the two appointed Appraisers shall appoint a third Appraiser (or both, as needed) who, within 15 days, shall make a determination of fair market value of the Affected Interest, and which determination shall be final.

                  17.7.3 Valuation Standard. For purposes of this Agreement, the fair market value of an Affected Interest shall be the cash price that would be payable by a reasonable seller to an unrelated reasonable buyer for said Affected Interest, without a discount for minority interest or a premium for majority interest, except that a discount shall be applied for any lack of Governance Rights.

         17.8 Purchase Price under Foreclosure Pledge. Notwithstanding anything to the contrary contained in this Agreement, the purchase price in the event of a foreclosure of a pledge of an Affected Interest shall be not less than the amount necessary to obtain said Affected Interest free and clear of any rights, liens, or encumbrances in favor of the person attempting to foreclose upon such Affected Interest.

         17.9 Closing Date and Terms of Purchase.

                  17.9.1 Closing Date. In the event of a sale and purchase of an Affected Interest pursuant to the terms of this Agreement, the sale and purchase shall close on a reasonable date, at a reasonable place, and at a reasonable time to be selected by the purchasing party, which shall be no later than 90 days after notice of exercise of an option to purchase.

                  17.9.2 Offset of Purchase Price. The Company (or any purchasing Members) may offset the purchase price of an Affected Interest by the amounts of any debts or damages described in Section 16.2.2, and such offset may be used first to reduce amounts due at closing under Section 17.9.3 below, and then the first payments due on any promissory note delivered under Section 17.9.4 below.

                  17.9.3 Cash Payment at Closing. Subject to Section 17.9.2 above, on the date of closing, the purchasing party (which may be the Company, a single Member, or several Members, in which case they shall be collectively referred to as the "purchasing party") shall pay to the Transferring Holder an amount of cash equal to 25 percent (25%) of the purchase price of the Affected Interest at the closing and the remaining amount owing shall be paid to the Transferring Holder annually in five equal annual installments together with simple interest at a rate of eight percent (8%) (or the applicable federal rate in effect under Code Section 1274(d) as of the closing date if greater), commencing on the first anniversary of the closing date.

                  17.9.4 Promissory Note (or Notes) at Closing.

                           17.9.4.1 In the case of a single purchasing party,
                  the purchasing party shall execute a promissory note for the remaining balance of the purchase price, which note shall contain the provisions of and be in the form of that note attached hereto as SCHEDULE 17.9.4.

                           17.9.4.2 In the event of a purchase by more than one
                  purchasing party, the purchasing parties shall execute separate notes for their proportionate shares of the unpaid purchase price, which notes shall be pursuant to the terms of and in the form of the note attached hereto as SCHEDULE 17.9.4.

                  17.9.5 Transfer and Pledge of Affected Interest.

                           17.9.5.1 Upon delivery of the cash payment at closing
                  and delivery of the installment note or notes specified in
                  Section 17.9.4, the Affected Interest shall be assigned to the purchasing party or parties with all necessary instruments required to complete the transfer of the Affected Interest on the Company's required records.

                           17.9.5.2 Once the Affected Interest has been
                  Transferred, the Affected Interest shall be pledged by the purchasing party or parties to the Transferring Holder, to be held as collateral security for the payment of said notes pursuant to the provisions of the Pledge Agreement (attached hereto as SCHEDULE 17.9.5), which each purchasing party shall execute on the date of closing. The purchasing party or parties shall have the right, while said pledge is effective, to vote any pledged Voting Right and to receive Distributions (other than liquidating Distributions under Section 14.5).

                  17.9.6 Guaranty Contribution Agreement. In the event a Member's Membership Interest is purchased under this ARTICLE 16, and the former Member is required to pay a Company debt because of the former Member's guaranty of the debt, the remaining Members agree to contribute toward said payment by reimbursing said former Member for their respective shares of said payment, reduced by any amounts due the Company under Section 17.9.2 that have not been paid or offset against the purchase price. Each Member's share of said payment shall be that fraction of said payment which the Units held by each Member bears to the total of Units owned by all Members.

         17.10 Tag-Along and Drag-Along Options. If there is a Voluntary Transfer of Affected Interests representing either: (1) greater than seventy five percent (75%) of the total Membership Interests held by all Members, or (2) greater than seventy five percent (75%) of the aggregate Voting Interests held by all Members, then the delivery of notice pursuant to Section 17.3 shall, after the expiration of the Company's option described in Section 17.4, and in addition to the Members' options described under Section 17.5, create the following options for the Members:

                  17.10.1 Tag-Along Option. At the option of each Member other than the Transferring Holder (collectively, the "Remaining Members"), the Transferring Holder agrees to condition its sale to the proposed transferee upon the transferee's acquisition of a "proportionate share" of the Units of Membership Interest of the Remaining Members who exercise this Tag-Along Option, at the same per-Unit price and under the same terms and conditions involved in the sale of the Affected Interests by the Transferring Holder. For purposes of this Section 17.10.1, a "proportionate share" shall mean the percentage equal to the number of Units of Membership Interest that are Affected Interests divided by the total number of Units of Membership Interest held by the Transferring Holder. Remaining Members shall exercise this option by complying with the provisions of Section 17.5 with respect to the exercise period and manner of notification; and

                  17.10.2 Drag-Along Option. In connection with any sale triggering a Tag-Along Option pursuant to Section 17.10.1 above, the Transferring Holder shall have the option to require that one or more Remaining Members sell a "proportionate share" of their Units of Membership Interest to the proposed transferee at the same per-Unit price and under the same terms and conditions involved in the sale of the Affected Interests by the Transferring Holder. For purposes of this
         Section 17.10.2, a "proportionate share" shall mean the percentage equal to the number of Units of Membership Interest that are Affected Interests divided by the total number of Units of Membership Interest held by the Transferring Holder. The Transferring Holder shall exercise this option by reference to the option period and manner of notification provided for in Section 17.5.

                                   ARTICLE 18
                                  MISCELLANEOUS

         18.1 Notices.

                           18.1.1 All notices required to be given by this
                  Agreement shall be made in writing either:

                           18.1.1.1 by personal delivery to the party requiring
                  notice; or

                           18.1.1.2 by mailing the notice in the U.S. mail to
                  the last known address of the party requiring notice, by certified or registered mail, return receipt requested and postage prepaid; or

                           18.1.1.3 by national recognized courier or confirmed
                  facsimile.

                  18.1.2 The effective date of the notice shall be the earlier of (a) the date actually received by the recipient, (b) the date of the written receipt of any personal delivery pursuant to Section 18.1.1.1 above, (c) the date of the return receipt in Section 18.1.1.2 above or
         (d) the date which is three "postal days" after such notice is sent by certified mail, postage prepaid, return receipt requested, to a Member at the address as shown from time to time on the records of the Company where "postal days" is a day on which the US. Postal Service delivers mail.

                  18.1.3 Such notices will be given to a Member at the address specified in the Company's required records. Any Member or the Company may, at any time by giving five days' prior written notice to the other Members and the Company, designate any other address in substitution of the foregoing address to which such notice will be given.

                  18.1.4 All notices, offers, demands, certificates, or other communications required or permitted under this Agreement shall be in writing, signed by the Person giving the same. Any Member may specify a different address by notice to the Chief Executive Officer.

         18.2 Consent and Waiver. No consent under and no waiver of any provision of this Agreement on any one occasion shall constitute a consent under or waiver of any other provision on said occasion or on any other occasion, nor shall it constitute a consent under or waiver of the consented-to or waived provision on any other occasion. No consent or waiver shall be enforceable unless it is in writing and signed by the party against whom such consent or waiver is sought to be enforced.

         18.3 Entire Agreement. Except for the Company's Certificate and the Contribution Agreements of the initial Members, this Agreement constitutes the entire agreement among the parties with respect to the Company. It supersedes any prior agreement or understanding among them, and it may not be modified or amended in any manner other than as set forth herein.

         18.4 Governing Law. This Agreement and the rights of the parties hereunder shall be governed by, interpreted, and enforced in accordance with the laws of the State of Delaware. without regard to such state's law concerning conflicts of law.

         18.5 Binding Effect. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the Members and their legal representatives, heirs, administrators, executors, successors, and permitted assigns.

         18.6 Number and Gender. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine, and neuter.

         18.7 Interpretation. All references herein to Articles, Sections, and paragraphs refer to Articles, Sections, and paragraphs of this Agreement. All headings are for reference purposes only and shall not affect the interpretation of this Agreement.

         18.8 Severability. If any provision of this Agreement or the application of such provision to any Person or circumstances, shall be held invalid, the remainder of the Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         18.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all Members. Each Member shall become bound by this Agreement immediately upon signing any counterpart, independently of the signature of any other Member. Nevertheless, in making proof hereof it will be necessary to produce only one copy hereof signed by the party to be charged.

         18.10 Right to Specific Performance. In view of the fact that the Membership Interests subject to this Agreement are of a closely held limited liability company, and in view of the purposes of this Agreement, it is agreed that the remedy at law for failure of any party to perform would be inadequate and that the injured party or parties, at their option, shall have the right to compel the specific performance of this Agreement in a court of competent jurisdiction, to the extent permitted by the LLC Act and other applicable law, and not expressly prohibited by this Agreement.

         18.11 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

         18.12 No Third-Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns, and no other person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

         18.13 Non-binding Mediation. If within 30 days, the Members have not been able to resolve in good faith any claim, dispute, or disagreement between Members arising out of or relating to this Agreement, then any Member may elect, by written notice to the other Members, to submit such matter to non-binding mediation pursuant to the commercial mediation rules of the American Arbitration Association then in effect. If a Member makes such election, the other Members shall submit to the mediation. The decision of the mediator shall not be binding upon the Members; and the mediator shall not have the authority to impose a settlement upon the Members, but shall attempt to assist the Members to reach a satisfactory resolution of such matter.

         18.14 Arbitration.

                  18.14.1 Any controversy or claim arising out of this Agreement that is not resolved by the Members and, if applicable, the Company (the "disputants") by mediation as set forth above, shall be resolved pursuant to informal arbitration by an arbitrator selected under the commercial arbitration rules of the American Arbitration Association then in effect. The exclusive venue for any such arbitration shall be as follows: (i) if H&H or Lifestyle commences any arbitration then such arbitration shall take place in Minneapolis, Minnesota; and (ii) if FDU commences any arbitration then such arbitration shall take place in Memphis, Tennessee. Notwithstanding the foregoing, no disputant shall be required to seek arbitration regarding any cause of action that would entitle such disputant to injunctive relief.

                  18.14.2 Each of the disputants shall be entitled to present evidence and argument to the arbitrator. The arbitrator shall have the right only to interpret and apply the provisions of this Agreement (including other applicable agreements) and may not change any of such provisions. The arbitrator shall permit reasonable prehearing discovery of facts, to the extent necessary to establish a claim or a defense to a claim, subject to supervision by the arbitrator.

                  18.14.3 The determination of the arbitrator shall be conclusive and binding upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof. The arbitrator shall give written notice to the disputants stating the arbitrator's determination, and shall furnish to each disputant a signed copy of such determination. The expenses of arbitration shall be borne equally by the opposing disputants or as the arbitrator shall otherwise equitably determine.

         18.15 Litigation Expense. Subject to the agreements and requirements for mediation and arbitration set out in Section 18.14, if any disputant is made or shall become a party to any litigation or arbitration (including, without limitation, to enforce an arbitration decision or the arbitration requirements of 18.14-b) commenced by or against another disputant involving the enforcement of any of the rights or remedies of such disputant arising out of this Agreement, then the prevailing disputant in such litigation or arbitration shall receive from the other disputant all reasonable costs, including without limitation reasonable attorneys' fees to be fixed by the court or arbitrator (as applicable), incurred by the prevailing disputant in such litigation, with interest thereon from the date of judgment or arbitrator's decision at the rate of ten percent (10%) or, if less, the maximum rate permitted by law.

          18.16 Power of Attorney.

                   18.16.1 Each Member hereby irrevocably appoints the Chief Executive Officer or its duly appointed designee to act as its lawful attorney-in-fact with full power of substitution, for him and in his name, place, and stead for his use and benefit to sign and acknowledge, file, and record:

                           18.16.1.1 This Agreement and, if deemed appropriate
                  by the Chief Executive Officer, a separate Certificate of Formation, as well as any amendments to either of them, under the laws of the State of Delaware, or the laws of any other state in which such instrument is required to be filed;

                           18.16.1.2 Any other instrument which may be required
                  to be executed or filed by the Company under the laws of any state or by any governmental agency, or which the Chief Executive Officer deems it advisable to file;

                           18.16.1.3 Any documents which may be required to
                  effect the continuation of the Company, the admission of Original, Additional, or Substitute Member, or the dissolution and termination of the Company, provided such continuation, admission, or dissolution and termination are in accordance with the terms of this Agreement as amended.

                  18.16.2 The foregoing grant of authority: (i) is a Power of Attorney coupled with an interest, is irrevocable, and shall survive the death or dissolution of the Member, as applicable; (ii) may be exercised by the Chief Executive Officer for each Member by a facsimile signature of one of its officers or by listing all of the Members executing any instrument with a single signature of one of its officers acting as attorney-in-fact for all of them; (iii) shall survive the delivery of an assignment by a Member of the whole or any portion of his interest, except that where the assignee thereof has been approved by the Chief Executive Officer for admission to the company as a Substitute Member, the Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling the Chief Executive Officer to execute, acknowledge, and file any instrument necessary to effect such substitution.

         18.17. Isaac Hayes Insurance. Isaac Hayes shall be named as an additional insured on any liability insurance carried by Company.

         IN WITNESS WHEREOF, the undersigned Members have duly executed this Agreement effective as of the date first above written.


                                     MEMBERS

                                     LIFESTYLE VENTURES, LLC
                                     a Tennessee limited liability company


                                     By: /s/ Andrew Revella
                                        ----------------------------------------
                                     Name:  Andrew Revella
                                          --------------------------------------
                                     Title: President and Chief Manager
                                           -------------------------------------

                                     H&H, HOLDING COMPANY, LLC
                                     a Delaware limited liability company


                                     By: /s/ Isaac Hayes
                                        ----------------------------------------
                                     Name:   Isaac Hayes
                                          --------------------------------------
                                     Title:  Chief Manager
                                           -------------------------------------

                                     FAMOUS DAVE'S-U, INC.
                                     a Minnesota corporation


                                     By: /s/ Martin J. O'Dowd
                                        ----------------------------------------
                                     Name:   Martin J. O'Dowd
                                          --------------------------------------
                                     Title:  President & Chief Executive Officer
                                           -------------------------------------


                                     JACK BELZ

                                     /s/ Jack Belz
                                     -------------------------------------------
                                     /s/ Jack Belz


SIGNATURE PAGE - OPERATING AGREEMENT